  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996.
                                                REGISTRATION NO. 333-14875

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                          FAIRFIELD COMMUNITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                71-0390438
      (STATE OF INCORPORATION)                     (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)
                              2800 CANTRELL ROAD
                          LITTLE ROCK, ARKANSAS 72202
                                (501) 664-6000
  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------

                            MARCEL J. DUMENY, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              2800 CANTRELL ROAD
                          LITTLE ROCK, ARKANSAS 72202
                                (501) 664-6000
          (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ---------------
                                  COPIES TO:
        MARK V. MINTON, ESQ.                 C. DOUGLAS BUFORD, JR., ESQ.
     JONES, DAY, REAVIS & POGUE               WRIGHT, LINDSEY & JENNINGS
      2300 TRAMMELL CROW CENTER                 200 WEST CAPITOL AVENUE
          2001 ROSS AVENUE                    LITTLE ROCK, ARKANSAS 72201
         DALLAS, TEXAS 75201                        (501) 212-1239
           (214) 220-3939

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED   PROPOSED
                                             MAXIMUM    MAXIMUM
            TITLE OF               AMOUNT   OFFERING   AGGREGATE   AMOUNT OF
         SECURITIES TO             TO BE    PRICE PER  OFFERING   REGISTRATION
         BE REGISTERED           REGISTERED SHARE(2)   PRICE(2)      FEE(3)
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
Common Stock, par value $0.01
 per share(1)................... 2,300,000  $22.3125  $51,318,750   $15,551

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(1) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant and described herein.

(2) Previously calculated in accordance with Rule 457(c).

(3) Previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement are as follows:

       Securities and Exchange Commission filing fee.................. $ 15,551
       New York Stock Exchange listing fee............................   14,750
       Printing expenses..............................................   80,000
       Accounting fees and expenses...................................   34,000
       Legal fees and expenses........................................  120,000
       Miscellaneous..................................................   10,699
                                                                       --------
       Total.......................................................... $275,000
                                                                       ========

  The Selling Stockholder will bear approximately $28,000 of such expenses and Fairfield will bear the remainder of such expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Fairfield's Certificate of Incorporation provides that the personal liability of directors of Fairfield to Fairfield is eliminated to the maximum extent permitted by Delaware law. Fairfield's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of Fairfield to the fullest extent that may be permitted by Delaware law from time to time. Certain provisions of Fairfield's Certificate of Incorporation protect Fairfield's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. Fairfield's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, Fairfield's directors remain liable for breaches of their duty of loyalty to Fairfield and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Fairfield's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

  Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Fairfield and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to Fairfield.

  Fairfield has also entered into indemnification agreements with its directors and officers pursuant to which Fairfield is generally obligated to indemnify its directors and officers to the full extent permitted by Delaware law.

ITEM 16. EXHIBITS

  *1.1 Form of Underwriting Agreement.
   4.1 Second Amended and Restated Certificate of Incorporation of Fairfield
        (previously filed with Fairfield's Current Report on Form 8-K, dated
        September 1, 1992, and incorporated herein by reference).
   4.2 Fifth Amended and Restated Bylaws of Fairfield (previously filed with
        Fairfield's Current Report on Form 8-K, dated May 22, 1996, and incorporated herein by reference).
  *5.1 Opinion of Jones, Day, Reavis & Pogue.
  23.1 Consent of Ernst & Young LLP.
 *23.2 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
  24.1 Powers of attorney.

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* Filed herewith

ITEM 17. UNDERTAKINGS

  A. The Registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

    (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

    (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on November 19, 1996.
                                          Fairfield Communities, Inc.

                                                   /s/ Robert W. Howeth
                                          By:
                                               ---------------------------------
                                                       Robert W. Howeth
                                                Senior Vice President and Chief
                                                     Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on November 19, 1996.

             SIGNATURES                                 TITLE


                  *                    President and Chief Executive Officer;
-------------------------------------       Director (Principal Executive
           J.W. MCCONNELL                              Officer)

        /s/ Robert W. Howeth               Senior Vice President and Chief
-------------------------------------        Financial Officer (Principal
          ROBERT W. HOWETH                        Financial Officer)

                  *                     Vice President/Controller (Principal
-------------------------------------            Accounting Officer)
           WILLIAM G. SELL

                  *                                   Director
-------------------------------------
           LES R. BALEDGE

                  *                                   Director
-------------------------------------
         RUSSELL A. BELINSKY

                  *                                   Director
-------------------------------------
       ERNEST D. BENNETT, III

                  *                                   Director
-------------------------------------
        PHILIP L. HERRINGTON

                                                      Director
-------------------------------------
          BRYAN D. LANGTON

                  *                                   Director
-------------------------------------
       CHARLES D. MORGAN, JR.

                  *                                   Director
-------------------------------------
          WILLIAM C. SCOTT
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* The undersigned, by signing his name hereto, does sign and execute this
  Amendment No. 1 to the Registration Statement as of this 19th day of November, 1996, pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed with the Securities and Exchange Commission.


                                          By:      /s/ Robert W. Howeth
                                               ---------------------------------
                                             Robert W. Howeth Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
  *1.1       Form of Underwriting Agreement.
   4.1       Second Amended and Restated Certificate of Incorporation of
              Fairfield (previously filed with Fairfield's Current Report on
              Form 8-K, dated September 1, 1992, and incorporated herein by reference).
   4.2       Fifth Amended and Restated Bylaws of Fairfield (previously filed with Fairfield's Current Report on Form 8-K, dated May 22, 1996, and incorporated herein by reference).
  *5.1       Opinion of Jones, Day, Reavis & Pogue.
  23.1       Consent of Ernst & Young LLP.
 *23.2       Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
  24.1       Powers of attorney.

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* Filed herewith.